EXHIBIT 99.2

iMine Corp Unveils Five-Year Exclusive Strategic Agreement with GIGAIPC, a wholly-owned subsidiary of Gigabyte Technology

Indianapolis, IN. July 18, 2018 /GlobeNewswire/ -- iMine Corporation (“iMine” or the “Company”) (OTCQB:JRVS), a publicly-traded company focused on developing and selling commercial-grade cryptocurrency miners, announces that the Company has entered into a five-year strategic relationship with GIGAIPC Co., Ltd., a wholly owned subsidiary of Gigabyte Technology Co., Ltd. (TPE:2376), a multinational corporation listed on the Taiwan Stock Exchange.

Pursuant to the agreement, during the five year term of the agreement, GIGAIPC and iMine will work exclusively on cryptocurrency mining rigs.

Of the company’s strategic relationship with GIGAIPC, iMine’s Chief Executive Officer Daniel Tsai commented, “The relationship allows iMine to gain access to a streamlined process that covers all aspects of the product development process with a world class manufacturer. iMine strives to be a reputable and reliable supplier of mining rigs to the cryptocurrency mining industry. We are honored to have GIGAIPC and Gigabyte Technology on board to enable us to bring our customers innovative products with cutting-edge technologies with the reliability that we feel is missing from the market place.”

Arthur Chuang, General Manager at GIGAIPC, noted, “our relationship with iMine will advance the development of more reliable GPU-based cryptocurrency mining units with stronger performance. By testing and examining the mining performance of iMine’s products, GIGAIPC can gain insight into future improvements of the cryptocurrency mining industry. We are excited to share our resources and technical expertise with iMine Corporation.”

About GIGAIPC

GIGAIPC Co., Ltd. is a wholly owned subsidiary of Gigabyte Technology Co., Ltd focused on the Internet-of-Things industry. The company’s product offering includes industrial server and networking appliance, motherboard, and touch-enabled monitors. GIGAIPC has access to multiple Gigabyte Technology’s manufacturing facilities in the Greater China region. For more information, please visit http://www.gigaipc.com/.

About Gigabyte Technology

Gigabyte Technology Co., Ltd. is a Taiwan-based company principally engaged in the production, processing and sales of information technology (IT) products. The Company provides computer motherboards, three dimensional (3D) display graphic cards, laptops, tablet personal computers (PCs), servers, smart phones, broadband network devices and wireless communication products, computer peripherals and network storage products. For more information, please visit http://www.gigabyte.com/us/.

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About iMine Corp

iMine Corporation is a publicly-traded company that is in the process of developing the business of selling computer equipment which can be used for the mining of cryptocurrency. The industry commonly refers to this computer equipment as “mining rigs”. We plan to develop and sell GPU-based mining rigs based on our specifications. For more information, please visit http://iminecorp.com/. Information on our website or any other website is not part of this press release.

Safe Harbor Statement:

This release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Such statements include any that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate", "project", "intend", "forecast", "anticipate", "plan", "planning", "expect", "believe", "likely", "should", "could", "would", "may" or similar words or expressions. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those in such statements, which involve risks and uncertainties, including those relating to the Company's ability to design and market cryptocurrency mining equipment, sell any cryptocurrency it may mine, and develop and market its own cryptocurrency mining equipment. Actual results may differ materially from those predicted and any reported should not be considered an indication of future performance. Potential risks and uncertainties include the Company's operating history and resources, economic, competitive, and equity market conditions.

Media and Investor Contact:

Mike Zhou

iMine Corp

(877) 464-6388

mikez@iminecorp.com

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